Exhibit 99.1

U.S. Department of Justice United States Attorney’s Office Eastern District of Louisiana

Emily K. Greenfield	Poydras Center	Telephone: (504) 680-3024
Assistant United States Attorney	650 Poydras Street, 16th Floor	Facsimile: (504)589-2027
New Orleans, Louisiana 70130

October 30, 2013

William W. Taylor, Esq.

1800 M. Street, NW

Suite 1000

Washington, D.C. 20036

Re:	United States v. Helmerich & Payne International Drilling Co.
Criminal Docket Number

Dear Mr. Taylor:

In compliance with the holding of Bryan v. United States, 492 F.2d 775 (1974) and with Rule 11 (c)(1)(C) of the Federal Rules of Criminal Procedure, the Government wishes to acknowledge the following agreement which was reached between the Government and Helmerich & Payne International Drilling Co. (hereinafter the “Company” or “defendant”), the defendant in the above-captioned proceeding. As defendant’s counsel, you have reviewed the terms of this agreement and have been advised by the Company that the Company fully understands the terms of this agreement. The Company by resolution attached hereto has authorized you to enter into this plea agreement, on the Company’s behalf.

The Government intends to file a Bill of Information charging the Company, by and through its employees who were acting within the scope of their employment and for the intended benefit of the Company, with one misdemeanor count of violating Title 18, United States Code, Section 1018 for knowingly making and delivering false writings. The Company understands that the maximum penalty it may face is a fine of up to $200,000, or the greater of twice the gross gain to the defendant or twice the gross loss to any person under Title 18, United States Code, Section 3571.

It is also understood that the restitution provisions of Sections 3663 and 3663A of Title 18, United States Code will apply and the Company agrees that any restitution imposed will be non-dischargeable in any bankruptcy proceeding and that defendant will not seek or cause to be sought a discharge or a finding of dischargeability as to the restitution obligation. The parties are not aware of any restitution owed in this matter.

Further, the Company understands that a mandatory special assessment fee of $125.00 shall be imposed under the provisions of Title 18, United States Code Section 3013 for the count. This special assessment must be paid on the date of sentencing. Failure to pay this special assessment may result in the plea agreement being void.

Pursuant to Rule 11(c)(1)(C), Federal Rules of Criminal Procedure, and the agreement made between the Government and the Company, the Government and the Company agree and stipulate to the following plea and sentence applicable to this case:

(1)                  The Company shall plead guilty to the agreed Bill of Information, charging the Company with one misdemeanor violation of Title 18, United States Code, Section 1018 for knowingly making and delivering false writings. The facts constituting this violation shall be more thoroughly described in a mutually acceptable Factual Basis submitted herewith;

(2)                  In exchange for the Company’s guilty plea, the Government agrees that it will not bring any other charges against the Company or its parent, agents or employees arising from or related to any and all conduct that occurred in the Eastern District of Louisiana that was revealed by the investigation of the conduct on the Company’s Rig 206 known to the Government at the time of signing of the plea agreement, including the activities described in paragraph (1) and more specifically set forth in the Factual Basis. Nevertheless, this Plea Agreement is only binding on the United States’s Attorney’s Office for the Eastern District of Louisiana and does not bind any other federal, state, or local prosecuting authority. Nothing in this agreement shall be construed to release the defendant from possible related or consequential civil liability (including administrative sanctions) to any individual, legal entity, or the United States;

(3)                  The Company further agrees to pay a total criminal monetary penalty of $6.4 million. The Company agrees that $1 million of the aggregate $6.4 million payment shall be paid as an organizational community service payment to the National Academy of Sciences pursuant to §8B1.3 of the Federal Sentencing Guidelines and in furtherance of satisfying the sentencing principles provided for under 18 U.S.C. § 3553(a). The National Academy of Sciences will use the funds for the purpose of framing the industry and government efforts, research, and possible National Academy of Sciences projects to strengthen offshore industry safety culture. The project is expected to begin on or about January 1, 2014. The manner in which the studies, projects, and other activities are to be conducted will be determined solely by the National Academy of Sciences in accordance with its normal policies and procedures with an emphasis on freedom of inquiry and non-partisan and independent advice and recommendations. One of the intended outcomes is expected to include identifying options to improve and promote industry safety culture for industry, regulators, and funders of research to consider. The National Academy of Sciences will disseminate the outcomes of its research in accordance with its policies and procedures. Because the community service payment is designated as community service by an organization, the Company agrees that it will not seek any reduction in its tax obligations as a result of these payments. In addition, since the payment constitutes community service, the Company will not characterize, publicize, or refer to the payment as a voluntary donation or contribution. The Company will further not capitalize into inventory or take as a tax deduction, in the United States or elsewhere, any portion of the monetary payments made pursuant to this plea agreement;

(4)                  The Company agrees to pay the monetary penalty in full on the date of sentencing;

(5)                  As set forth above, the Company must pay a special assessment of $125.00 on the day of sentencing. Failure to pay this special assessment may result in the plea agreement being void;

(6)                  The Company will be placed on organizational probation for a period of three (3) years from the date of sentencing. The following terms of probation are standard and special terms of probation and represent the only terms of probation to which the defendant shall be subject:

(a)                   The Company agrees that it shall not commit any further criminal violations, including those federal laws and regulations for which primary enforcement has been delegated to state authorities.

(b)                   Payment in full of the monetary amounts set forth herein including all special assessments, fines and restitution, and community service.

(c)                    The Company agrees to comply with an Environmental Compliance Plan (“ECP”) submitted herewith as Attachment A, during its term of probation.

(d)                   The Company shall notify the probation officer within seventy-two hours of any criminal prosecution against it or knowledge by an executive officer of any referral for potential criminal prosecution to the United States Department of Justice from regulatory authorities.

(e)                    The Company shall designate an official of the organization to act as the organization’s representative and to be the primary contact with the United States Probation Office

(f)                     The Company shall answer truthfully all inquiries by the United States Probation Office and permit a probation officer to visit the organization at its headquarters in Tulsa, Oklahoma, or any of its offshore rig operations sites upon reasonable prior notice.

(g)                    The Company shall provide written notice to the Government and the U.S. Probation Office ten days prior to any of the following: (i) any change of its corporate name, (ii) any change in the principal business location or mailing address.

(h)                   The Company shall provide periodic, written notice to the U.S. Probation

Office of any purchase, sale or transfer of a controlling interest in any Offshore Rigs. No change in name, business reorganization, bankruptcy, change in ownership or control of the Company, merger, change in legal status, purchase of assets, or similar action shall alter or diminish the Company’s obligations under this plea agreement. Assets sold or transferred by the Company will not be subject to the requirements of this plea agreement, including the ECP, after the date of sale or transfer. The Company further agrees that it will not engage in any business reorganization, transfer of ownership, corporate dissolution, or other business practice, including the sale or transfer of assets, in order to avoid the obligations set forth in this plea agreement.

(7)                  The parties have entered into this plea agreement under Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure with the understanding that the Court will accept or reject the agreement but may not modify its terms. If the District Court modifies any portion of the plea agreement, the Company has the right to withdraw the guilty plea. The government believes that a Rule 11(c)(1)(C) plea agreement is appropriate in this case due to the following:

(a)                   Within 24 hours of receiving notice of the falsified testing, the Company executives initiated an internal investigation which confirmed that its employees had engaged in falsification of test reports and the offenses were promptly reported to regulatory authorities;

(b)                   The Company provided timely, full, and complete cooperation to both regulatory and prosecuting authorities who have investigated the offenses. The Company has accepted responsibility for its employees’ misconduct;

(c)                    The Company took immediate remedial measures upon becoming aware of the offense, including terminating four of the responsible employees and demoting a fifth employee, who participated in the offense but ultimately caused it to be disclosed to Company executives;

(d)                   The Company’s efforts since the commission of the offenses to promote well control testing improvements, including those set forth in paragraph B.4.d.i-iv of the ECP.

Acknowledging these rights, subject only to the exceptions indicated in subsection (d) below, the defendant, in exchange for the promise(s) and agreement(s) made by the United States in this plea agreement, knowingly and voluntarily:

(a)                                 Waives and gives up any right to appeal or contest its guilty plea, conviction, sentence, fine, supervised release, and any restitution imposed by any judge under any applicable restitution statute, including but not limited to any right to appeal any rulings on pretrial motions of any kind whatsoever, as well as any aspect of his sentence, including but not limited to any and all rights which arise under Title 18, United States Code, Section 3742 and Title 28, United States Code, Section 1291;

(b)                                 Waives and gives up any right to appeal any order, decision, or judgment arising out of or related to Title 18, United States Code, Section 3582(c)(2) imposed by any judge and further waives and gives up any right to challenge the manner in which its sentence was determined and to challenge any United States Sentencing Guidelines determinations and their application by any judge to the defendant’s sentence and judgment;

(c)                                  Waives and gives up any right to challenge its sentence collaterally, including but not limited to any and all rights which arise under Title 28, United States Code, Sections 2255 and 2241, Rule 60 of the Federal Rules of Civil Procedure, Rule 36 of the Federal Rules of Criminal Procedure, writs of coram nobis and audita querela, and any other collateral challenges to his sentence of any kind; and

(d)                                 The defendant specifically does not waive, and retains the right to bring a direct appeal of any sentence imposed in excess of the statutory maximum. The defendant also retains the right to bring a post-conviction challenge if it establishes that ineffective assistance of counsel directly affected the validity of this waiver of appeal and collateral challenge rights or the validity of the guilty plea itself.

The Company further waives any right to seek attorney’s fees and/or other litigation expenses under the “Hyde Amendment,” Title 18, United States Code, Section 3006A and the Company acknowledges that the Government’s position in the instant prosecution was not vexatious, frivolous or in bad faith.

Further, the Company understands that any discussions with the Company’s attorney or anyone else regarding sentencing guidelines are merely rough estimates and the Court is not bound by those discussions. The Company understands that the sentencing guidelines are advisory and are not mandatory for sentencing purposes.

The stated $5,400,000.00 fine and the community service of $1,000,000.00 represent the total amount to be paid by the Company pursuant to the guilty plea and no other fine/restitution shall be applicable in this case. The Company agrees that the fine and community service will be non-dischargeable in any bankruptcy proceeding and that defendant will not seek or cause to be sought a discharge or a finding of dischargeability as to this obligation.

This Plea Agreement shall bind the defendant and any subsidiaries.

The Company understands that the statements set forth above and the Factual Basis to be filed in the record represent defendant’s entire agreement with the Government and that there are no other agreements, letters or notations that will affect this agreement.

Very truly yours,

/s/ Emily K. Greenfield
EMILY K. GREENFIELD
Assistant United States Attorney

By:	/s/ Steven R. Mackey	October 30, 2013
	STEVEN R. MACKEY	Date
Executive Vice President
Representative for Defendant
Helmerich & Payne International Drilling Co.

By:	/s/ William W. Taylor	10/30/13
	WILLIAM W. TAYLOR	Date
Attorney for Defendant

ATTACHMENT A

Environmental Compliance Plan

PURSUANT TO PLEA AGREEMENT

United States v. Helmerich & Payne International Drilling Co.

The following standards and requirements for an ENVIRONMENTAL COMPLIANCE PROGRAM (ECP) have been prepared pursuant to the Plea Agreement between Helmerich & Payne International Drilling Co., (hereinafter “H&PIDC”) and the United States (hereinafter “Government”) filed in the United States District Court for the Eastern District of Louisiana. Compliance with all of the standards and requirements of the ECP is an essential term of the Plea Agreement.

The ECP includes various provisions to ensure that H&PIDC personnel comply with all applicable environmental statutes, regulations, and permits under applicable federal and state law, including but not limited to, the Clean Water Act (CWA), the Oil Pollution Act (OPA), Outer Continental Shelf Lands Act (OCSLA), NPDES permits, and with the requirements of this agreement itself. The ECP shall be effective for every year of H&PIDC’s three years of probation and apply to all drilling rigs operated by H&PIDC in offshore waters of the Gulf of Mexico within a 200 mile contiguous zone of the United States as of the date of sentencing or at any time during the period of probation (“Offshore Rigs”). As more fully set forth below, this ECP and its requirements will also apply to Offshore Rigs that H&P acquires or assumes management or operation of during the period of probation.

A. APPLICABILITY/PURPOSE

(1) This ECP shall cover and apply to H&PIDC, its operating entities, subsidiaries, agents and affiliated business entities, controlled by H&PIDC and involved in the operation of its Offshore Rigs (collectively hereafter “H&PIDC”). It shall also include all H&PIDC employees and employees of its subsidiaries, affiliated business entities, agents controlled by H&PIDC and involved in operation of its Offshore Rigs.

(2) The ECP is not intended to replace H&PIDC’s obligations under any permits or regulatory requirements or any other applicable legal requirement or United States statute and regulation. The purpose of this ECP is to augment the requirements of existing law by increasing and improving inspections, reviews, and audits of the Offshore Rigs, increase training of all of H&PIDC personnel involved with the operation of Offshore Rigs, develop and implement management and maintenance controls to better manage, detect and prevent environmental violations; and require periodic reports to the United States Probation Office for the Eastern District of Louisiana and the United States Attorney’s Office for the Eastern District of Louisiana (“Reports”).

B. OFFSHORE COMPLIANCE MANAGER

(1)         Within sixty (60) days of entry of the Plea Agreement, H&PIDC shall designate a senior corporate officer as Offshore Compliance Manager (hereinafter “OCM”) who shall report directly to the President, or most senior operating officer of H&PIDC. H&PIDC shall provide the name of the OCM to the United States Attorney’s Office for the Eastern District of Louisiana. The OCM shall be responsible for coordinating, developing and implementing all of the procedures and systems required herein, establishing and implementing training and safety culture programs for the managers and employees of the Offshore Rigs, ensuring that reviews, audits and surveys are carried out as required, if any, by the Bureau of Safety and Environmental Enforcement (“BSSE”), and ensuring that all documents are properly maintained and that Reports are made on a timely basis. Any Reports required under this ECP shall be reviewed by the OCM and signed under the penalty of perjury.

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(2)         H&PIDC shall establish a procedure and reporting system that requires and enables all managers and employees involved in the operation of Offshore Rigs to notify the OCM of all violations of any applicable requirements of this ECP and to cooperate fully with the Bureau of Safety and Environmental Enforcement and the United States in carrying out their reviewing, auditing and oversight functions required by applicable law and this ECP. H&PIDC agrees to establish a procedure that makes failure to notify the OCM of any known violations of any applicable well control testing requirements and failure to cooperate fully with regulatory authorities and the United States in carrying out their auditing and oversight functions required by applicable law and this ECP, grounds for dismissal. H&PIDC agrees not to retaliate against any manager or employee involved in the operation of Offshore Rigs for making any such report, except that H&PIDC is permitted to take reasonable and proportionate employment action against any such reporting manager or employee who is determined to be involved in violations of company policy.

(3)         The OCM shall be authorized to access all records and personnel subject to the ECP for the purpose of ensuring compliance with the ECP. The OCM shall be authorized to implement all requirements of the ECP on Offshore Rigs. The OCM shall ensure that audits and surveys are carried out as required, that all documents are properly maintained and that Reports are made on a timely basis to the U.S. Probation Office and United States Attorney’s Office for the Eastern District of Louisiana.

(4)         The OCM shall also either personally or through delegates responsible to the OCM:

a)                                     Develop and implement training and safety culture programs, similar to a Safety and Environmental Management Systems (“SEMS”) program set forth under 30 CFR Part 250 Subparts O and S, only as applicable to platform drilling contractor operations for all H&PIDC employees, managers, and superintendents involved in the operation of Offshore Rigs. The H&PIDC programs shall focus on the following:

i.                  improvement of the safety culture on Offshore Rigs specifically regarding each employee’s responsibility to exercise stop work authority and refuse any order from a well site leader (a/k/a Company Man), third-party contractor or H&PIDC employee, manager, or superintendent to approve any test or report of well control pollution prevention and safety equipment on Offshore Rigs which does not fully comply with applicable OSCLA regulations, permits, or other applicable environmental laws.

ii                  training rig-based drilling crew of Offshore Rigs, as appropriate, in well control techniques, equipment, and regulations. Derrick Hands and Floor Hands should receive T1 well control training. Well control training for Rig Managers, Tool Pusher, Drillers, and Assistant Drillers should comply with 30 CFR 250.1503 and 1ADC WellCAP accreditation standards and should include all aspects of well control including calculating the various pressures, drillers method of well control, volumetric method of well control, methods for killing a well and calculations of mud weight. Training shall include discussions of H&PIDC’s obligations under the ECP and H&PIDC’s safety culture program and the consequences to H&PIDC and its personnel for failure to comply with the requirements of this ECP and all applicable federal regulatory requirements. All training records, well control certifications, and offshore skills verifications shall be retained by H&PIDC for 3 years.

iii.            Ensuring that H&PIDC rig-based drilling crews on Offshore Rigs, Offshore Rig Superintendents, Offshore District Manager, and the Vice President of Offshore Operations are aware of their well operators’ oil spill response

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plans and emergency procedures, including emergency evacuation procedures. The training program shall also require that H&PIDC Offshore Rig employees are aware of all circumstances under which they are required to report sheens to the National Response Center.

b)             Have responsibility for maintaining an adequate inventory of replacement parts and tools for proper maintenance of well control pollution prevention and safety equipment. The OCM shall develop a system that promotes a culture of safety on Offshore Rigs and promotes employees exercising stop work authority for situations in which rig well control, pollution prevention, or safety equipment is lacking or deficient.

c)              Review H&PIDC’s offshore drilling contracts as they relate to downtime and the costs associated with downtime. The OCM shall, through the trainings programs described in paragraph B.4.a, communicate to drilling crews on Offshore Rigs that H&PIDC shall not forego well control pollution prevention and safety testing and reporting to avoid downtime or the cost of downtime.

d)             Continue to implement the well control equipment testing improvement solutions (“Well Control Equipment Testing Solutions”) adopted by H&PIDC, which include the following:

i.                  Employing a Well Control Test Superintendent, who is experienced in well control equipment and testing, and who shall be responsible for, among other things, training of Offshore Rig employees involved in well control safety testing and well control operations; conducting Offshore Rig visits, as described in paragraph B.4.d.iii; and coordinating third-party inspector rig visits, as described in paragraph B.4.d.iv.

ii.               Requiring all Offshore Rig employees involved in well control equipment testing to certify by signature the complete and accurate completion of each step of well control equipment testing;

iii.            Visits to Offshore Rigs, at least twice per year, by H&PIDC’s Well Control Test Superintendent (weather and logistics permitting), for the purpose of witnessing well control safety testing, assessing the knowledge and abilities of Offshore Rig employees in performing well control testing operations, and evaluating compliance with applicable laws and H&PIDC’s policies with respect to well control testing operations.

iv.           Random Offshore Rig visits by a third-party inspector(s), [currently Det Norske Veritas], two times every three months (weather and logistics permitting), for the purpose of witnessing well control testing operations, assessing the knowledge and abilities of Offshore Rig employees in performing well control testing operations, and evaluating compliance with applicable laws and H&PIDC’s policies with respect to well control testing operations.

C. PERFORMANCE REVIEW

(1)         Within sixty (60) days of the entry of the plea agreement, H&PIDC’s OCM shall request a meeting with BSEE’s Office of Safety Management-Field Operations for BSEE’s review of the training and safety programs referred to in paragraph B(4)(a) and (d) above.

(2)   H&PIDC shall submit to BSEE for review and evaluation its training and safety programs referred in paragraph B(4)(a) and (d). H&PIDC will submit a plan for BSEE approval to improve any areas of deficiency in its training and safety programs identified by BSEE as not meeting best industry practice

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(“Performance Improvement Plan”). BSEE may audit H&PIDC to determine compliance with the Performance Improvement Plan and may remove H&PIDC from performance review prior to the end of the three year probationary term should BSEE be satisfied with H&PIDC’s performance and improvements. Otherwise, the Performance Improvement Plan requirement of this ECP will expire upon the end of H&PIDC’s three-year term of probation.

D.       NON-COMPLIANCE

(1)    This ECP does not in any way release H&PIDC from complying with any applicable permit requirements, environmental statutes or regulations, and does not limit imposition of any sanctions, penalties, or any other actions, available under those permits, State or Federal statutes and regulations.

(2)    The ECP shall be part of the Plea Agreement and adherence to it will be a condition of probation. Failure to comply with any part of this ECP may be a violation of the Plea Agreement and may be grounds for the revocation or modification of H&PIDC’s probation.

E.       BOARD OF DIRECTORS

H&PIDC shall ensure that at least yearly the Helmerich & Payne, Inc. Board of Directors or equivalent governing structure receive and review reports from the OCM and any applicable report from BSEE concerning the implementation of this ECP, including environmental compliance, safety and training program implementation, and applicable employee training. Copies of those portions of the meeting agendas and internal company reports concerning these items shall be included in the Reports to the United States.

F.        CHANGES IN OWNERSHIP/MANAGEMENT

The parties recognize that during the term of probation, the number and identity of the Offshore Rigs may increase or decrease and any such increase in Offshore Rigs shall be subject to the terms and conditions of this ECP. Any Offshore Rigs removed from active operation by H&PIDC or sold or transferred to third parties shall be excluded from the scope of the ECP.

H&PIDC agrees that it will immediately (but in no event later than 21 days following a change) notify the U.S. Probation Office and the U.S. Attorney’s Office for the Eastern District of Louisiana of any change in name or ownership of the Offshore Rigs.

G.      SELF-ENFORCEMENT

H&PIDC further agrees that it will undertake and implement the necessary procedures to ensure that this ECP is diligently complied with by the supervisors and crew of each Offshore Rig, as well as by all other employees of H&PIDC engaged wholly or partially in operation of the Offshore Rigs on the date of sentencing or at any time during the period of probation.

H.      REVISIONS/MODIFICATIONS

The requirements of this ECP, including the dates and time periods mentioned herein, shall be strictly complied with. Should H&PIDC be unable to comply with any of the deadlines, H&PIDC shall immediately notify the United States in writing of the reason(s) for non-compliance, and propose a revised timetable. The United States shall then determine as to whether the revised timetable should be accepted.

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I.    REPORTS

All reports, documents and correspondence required under this ECP to be sent to the United States shall be sent to the following offices:

a)             U.S. Attorney’s Office

Eastern District of Louisiana

Attn: Emily K. Greenfield

650 Poydras St., Ste 1600

New Orleans, LA 70130

emily.greenfield@usdoj.gov

b)             U.S. Probation Department

Eastern District of Louisiana

Hale Boggs Federal Building

500 Poydras Street

New Orleans, LA 70130

c)         Bureau of Safety and Environmental Enforcement

SEMS Branch

381 Elden Street

MS HE 3314

Herndon, VA 20170

Defendant has read this ECP carefully and understands it thoroughly. Defendant enters into this ECP knowingly and voluntarily, and therefore agrees to abide by its terms. By its signature below, the corporate representative agrees that he/she is duly authorized by the corporation’s Board of Directors or equivalent governing structure pursuant to the same notarized legal document filed in United States v. H&PIDC certifying that the Defendant is authorized to enter into and comply with all of the provisions of this Plea Agreement.

DATED:	/s/ Steven R. Mackey
October 30, 2013	STEVEN R. MACKEY, EXECUTIVE VICE PRESIDENT REPRESENTATIVE FOR H&PIDC

As counsel for Defendant, we represent that we have discussed with our corporate client and its duly authorized representative(s) the terms of this ECP and have fully explained its requirements. We have no reason to doubt that our client is knowingly and voluntarily entering into this ECP.

DATED:	/s/ William W. Taylor
WILLIAM W. TAYLOR

On behalf of the United States, the following agree to the terms of the ECP:

DATED:	/s/ Emily K. Greenfield
EMILY K. GREENFIELD
Assistant United States Attorney

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